Exhibit 99.1

The Stockbroker Club November 8, 2021

2 Safe Harbor Statement “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Presentation relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

3 Key Messages Conservative Underwriting with History of Solid Value Creation ► Leading Community Bank in the Greater NYC Area ► Well Diversified and Low Risk Loan Portfolio ► History of Sound Credit Quality since IPO in 1995 ► Asian Banking Niche ► Beneficiary of a Steepening Yield Curve

. GAAP diluted EPS $2.02 YTD21 compared to $1.08 a year ago; Core diluted EPS of $2.14, up 93% YoY .. GAAP ROAA and ROAE of 1.04% and 13.24%, respectively YTD21; Core ROAA and ROAE of 1.11% and 14.09%, respectively, and improved significantly YoY .. YTD21 GAAP NIM increased 45 bps YoY; Core NIM up 34 bps YoY .. Loans, excluding PPP, increased 12% YoY and were flat QoQ .. 3Q21 average non-interest bearing deposits increased 58% YoY .. Credit quality remains solid with NPAs at 25 bps of assets and only 6 bps of NCOs YTD21 .. Tangible book value per share of $21.13; TCE/TA of 8.04% at September 30, 2021 4 Returns Strengthened From Pre-Pandemic Levels 1 See Reconciliation of GAAP Earnings and Core Earnings in Appendix. Reported Results EPS $2.02 $1.08 $1.18 $1.44 ROAA 1.04% 0.58% 0.48% 0.59 % ROAE 13.24 7.30 5.98 7.35 NIM FTE 3.22 2.77 2.85 2.47 Core1 Results EPS $2.14 $1.11 $1.70 $1.65 ROAA 1.11% 0.60% 0.68% 0.68 % ROAE 14.09 7.47 8.58 8.42 NIM FTE 3.15 2.81 2.87 2.49 Full Year Full Year YTD YTD 2020 2020 2019 2021

Flushing Financial Snapshot (NASDAQ: FFIC)

3Q21 Key Statistics

Balance Sheet		Performance	
Assets	$8.1B	GAAP/Core ROAA	1.26%/1.38%[2]
Loans	$6.6B	GAAP/Core ROAE	15.42%/16.88%[2]
Deposits	$6.5B[1]	Efficiency Ratio	52.3%[2]
Equity	$0.7B	Tangible Book Value	$21.13
		Dividend Yield	3.5%[3]

Footprint

Deposits primarily from 24 branches in multi-cultural neighborhoods and our online division, consisting of iGObanking.com® and BankPurely®


Manhattan
Queens
Brooklyn
Nassau
Suffolk
Elmhurst – To Open in 4Q21

Competitive Advantages

Strong Franchise and Diverse Business Mix

- **Diversified loan portfolio** with focus on commercial business loans, multifamily mortgages, and commercial real estate
- Current/historical **strong credit** and capital positions

Track Record of Long Term Outperformance

- Of the 69 publicly traded banks in Flushing's markets in 1995, only 9 remain; **FFIC has a total return of 1048%** compared to 863% for the peer median[4] and 1067% for the S&P 500 Total Return[4]
- Relative to peers[5], FFIC has outperformed since its IPO date of 11/21/95 or the IPO of its peers by 494 percentage points and the BKX by 488 percentage points

Strategic Opportunities

- Increase customer usage of **mobile and online banking technology platform**
- **Optimizing funding mix** through internet banks and Asian initiatives
- Proactively managing balance sheet to **enhance net interest income**

FFIC FLUSHING Financial Corporation

[1] Includes mortgagors' escrow deposits; [2] See Reconciliation of GAAP Revenue & Pre-Provision Pre-Tax Net Revenue for calculation; [3] Calculated using 10/29/21 closing price of $24.02; [4] Performance calculated from 11/21/1995 to 9/30/21; Banks include: CARV, CNOB, DCOM, FLIC, LBAI, NYCB, UNTY, and VLY; [5] Peers include BCBP, DCOM, FLIC, ISBC, KRNY, LBAI, NFBK, OCFC, PFS, PGC, SBNY, and STL

5

6 Experienced Executive Leadership Team Executive Compensation and Insider Stock Ownership (5.4%2) Aligned with Shareholder Interests John Buran President and CEO Maria Grasso SEVP, COO, Corporate Secretary Susan Cullen SEVP, CFO, Treasurer Francis Korzekwinski SEVP, Chief of Real Estate Michael Bingold SEVP, Chief Retail and Client Development Officer FFIC: 21 years Industry: 44 years 15 years 35 years 6 years 31 years 28 years 32 years 8 years 38 years Allen Brewer SEVP, Chief Information Officer Tom Buonaiuto SEVP, Chief of Staff, Deposit Channel Executive Vincent Giovinco EVP, Commercial Real Estate Lending Jeoung Jin EVP, Residential and Mixed Use Theresa Kelly EVP, Business Banking Patricia Mezeul EVP, Director of Government Banking 13 years 47 years 14 years1 29 years 2 years 23 years 23 years 28 years 15 years 37 years 14 years 41 years 1 Previously President and COO of Empire Bancorp and Empire National Bank from its inception in February 2008 until the sale to Flushing in October 2020 2 Directors and executive officers as of September 30, 2021

7 25 Year Track Record of Steady Growth Core EPS ($) Dividends per Share ($) Tangible Book Value per Share ($) Assets ($B) Total Gross Loans ($B) Total Deposits ($B)1 $- $0.84 $0.63 1995 2000 2005 2010 2015 2020 YTD 3Q21 $- $1.70 $2.14 1995 2000 2005 2010 2015 2020 YTD 3Q21 $0.6 $6.1 $6.5 1995 2000 2005 2010 2015 2020 3Q21 $0.3 $6.7 $6.6 1995 2000 2005 2010 2015 2020 3Q21 $0.7 $8.0 $8.1 1995 2000 2005 2010 2015 2020 3Q21 10% CAGR 10% CAGR 13% CAGR 8% CAGR2 16% CAGR2 $4.86 $19.45 $21.13 1995 2000 2005 2010 2015 2020 3Q21 6% CAGR Note: Acquisition of Empire Bancorp in 2020 (loans and deposits acquired of $685MM and $854MM, respectively; assets acquired of $982MM) 1 Includes mortgagors’ escrow deposits 2 Calculated from 1996-2020

8 Well-positioned to Benefit from Industry Merger Disruption • 8 bank mergers have been announced or closed involving Long Island area Banks2 • Out of the $328B of total industry deposits in Nassau, Queens, Kings, and Suffolk Counties, $60B or 18% involve a merger participant3 • 93% of FFIC’s deposits are in the Long Island market. Flushing Financial (FFIC)1 Elmhurst Branch (FFIC) to open by year end Webster Financial (WBS)/ Sterling Bancorp (STL) Valley National Bancorp (VLY)/ The Westchester Bank/Bank Leumi USA New York Community Bancorp (NYCB)/ Flagstar Bancorp (FBC) Citizens Financial Group (CFG)/ HSBC/Investors Bancorp (ISBC) M&T Bank (MTB)/ People’s United Financial (PBCT) Dime Community Bancshares (DCOM) Current Pro Forma U.S. Branches 1 22 FFIC branches shown, for illustrative purposes only, Port Jefferson Station, NY and Shirley, NY locations not pictured 2 Includes DCOM, MTB/PBCT, NYCB/FBC, CGF/ISBC/HSBC, VLY/The Westchester Bank/Bank Leumi USA, and WBS/STL 3 Based on most recent (June 30, 2021) S&P Global data

Achieved Empire Goals One Year After Closing 9 1 Gross loans divided by total deposits including mortgage escrow 2 See Reconciliation of GAAP NII & NIM to CORE and Base NII & NIM in Appendix Announced Target Results EPS accretion of 20% • Accretion target met Earn back of 3.2 years • Tangible book value per share of $21.13 increased 5% since 3Q20 • TCE exceeds 8% Improved cost of deposits and loan to deposit ratio • Cost of deposits have decreased 28 bps YoY • Average non-interest bearing deposits increased 58% YoY • Loan to deposit ratio improved to 102% at 3Q21 from 120% in 3Q20 Cost saves of approximately 50% with 75% in year 1 and 100% thereafter • Achieved costs saves slightly above announced goal within one year of closing Expand Flushing Bank’s presence into Suffolk County • Suffolk County remains a focus market

10 Strong Asian Banking Market Focus 14% of Total Deposits $32B Market Potential (~3% Market Share1) 6.9% FFIC 5 Year Asian Market CAGR vs 3.4%1 for the Comparable Asian Markets Asian Communities – Total Loans $693MM and Deposits $892M Multilingual Branch Staff Serves Diverse Customer Base in NYC Metro Area Growth Aided by the Asian Advisory Board Sponsorships of Cultural Activities Support New and Existing Opportunities 1 as of June 30, 2021; Latest FDIC Data Expansion into Elmhurst by year end

Digital Banking Initiatives 11 More Technology Enhancements to Come 39% Increase in Monthly Mobile Active Users YoY ~22,000 Active Online Banking Users 51% YoY Growth 23% Digital Banking Enrollment YoY Growth Numerated Improving Customer Experience through Automated Approval and Origination JAM FINTOP Early Look at Emerging Technology

Positive Loan Growth Outlook 12 .. Expected market disruption – 8 bank mergers announced within footprint – Strong organic growth opportunity .. Metropolitan New York is coming back – Asian market activities and events are restarting as restrictions are lifted – Apartment rents trending upwards with vacancy rates returning to pre-pandemic levels .. Key lending areas accelerated post Great Recession – 2010-2015 CAGRs: • Multifamily loans: 10.4% • Commercial Real Estate: 8.6% • Commercial Business: 22.0% Significant Organic Growth Opportunity; Positive Loan Growth Expected Loan Pipeline at Record Level; Up 34.7% YoY ($MM) $394.1 $354.6 $375.8 $432.6 $530.7 $- $100. 0 $200. 0 $300. 0 $400. 0 $500. 0 3Q20 4Q20 1Q21 2Q21 3Q21 Loan Pipeline Drivers of Future Growth: ¹ Unemployment rate, seasonally adjusted, per U.S. Bureau of Labor Statistics

Executing Strategic Objectives Resulting In 3Q21 GAAP EPS $0.81 and Record Core EPS of $0.88

GAAP ROAA and ROAE 1.26% and 15.42%; Core[1] ROAA and ROAE 1.38% and 16.88% in 3Q21

1 Ensure appropriate risk-adjusted returns for loans while optimizing costs of funds

- Sixth consecutive quarter of record net interest income totaling $63.4MM; record core net interest income of $62.1MM
- GAAP NIM increased 20 bps; Core NIM up 13 bps QoQ
- Average noninterest deposits increased 58% YoY
- Loan yields up 10 bps QoQ and 8 bps YoY; Core Loan yields stable

2 Maintain strong historical loan growth

- Loans, excluding PPP, grew 12% YoY and were flat QoQ
- Loan pipeline increased 35% YoY to a record $530.7MM
- ~$179MM of PPP forgiveness over life of program ($67MM in 3Q21); $131MM PPP loans remain

3 Enhance core earnings power by improving scalability and efficiency

- GAAP EPS $0.81 vs $0.50 YoY
- Record Core[1] EPS $0.88 vs $0.56 YoY
- PPNR[2] and Core PPNR[2] increased 17% and 4% QoQ, respectively
- Continued digital adoption gains
- Efficiency ratio improved YoY to 52.3%

4 Manage asset quality with consistently disciplined underwriting

- 25 bps NPAs/Assets
- 4 bps of net recoveries
- Average real estate LTV is <38%
- $6.9MM benefit for loan losses

FFIC FLUSHING Financial Corporation

[1] See Reconciliation of GAAP Earnings and Core Earnings in Appendix
[2] See Reconciliation of GAAP Revenue and Pre-provision Pre-tax Net Revenue in Appendix

13

Record Core Net Interest Income FTE for the Sixth Consecutive Quarter 14 Base NIM FTE 2.89% 2.97% 3.01% 3.04% 3.15% GAAP NIM FTE 3.00% 3.08% 3.18% 3.14% 3.34% $49.8 $54.8 $58.7 $61.3 $62.2 2.98% 3.03% 3.06% 3.14% 3.27% 4.07% 4.06% 3.99% 4.06% 4.09% 0.57% 0.47% 0.39% 0.34% 0.29% -0.25% 0.75% 1.75% 2.75% 3.75% 4.75% 5.75% 6.75% $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 3Q20 4Q20 1Q21 2Q21 3Q21 Base NII FTE Net Prepayment Penalties Core NII FTE Core NIM FTE Core Loan Yields Deposit Costs ($MM) See Appendix for definitions of Core and Base NII FTE and Core NIM, and Net Prepayment Penalties

15 Deposit Mix Improves; Costs Continue to Fall Average Deposits Composition1 ($MM) $4,110 $4,447 $4,735 $5,013 $5,163 $6,408 0.81% 0.91% 1.36% 1.76% 0.82% 0.29% 0% 1% 1% 2% 2% 3% 3% 0 1000 2000 3000 4000 5000 6000 7000 2016 2017 2018 2019 2020 3Q21 Non-interest Bearing NOW Accounts Savings Money Market CDs Mortgage Escrow Deposit Costs 1 Includes mortgage escrow deposits

$4,819 $5,160 $5,536 $5,757 $6,702 $6,627 - 1,0 00 2,0 00 3,0 00 4,0 00 5,0 00 6,0 00 7,0 00 8,0 00 2016 2017 2018 2019 2020 3Q21 Multifamily Commercial Real Estate Construction 1-4 Family Business Banking Total Gross Loans 16 Diversified Loan Mix; Relatively Stable Yields Loan Composition Period End Loans ($MM) PPP Loans totaled $130.8MM at 3Q21 and $151.9MM at 2020 Empire Bancorp acquisition added total loans of $685MM in 2020 See Appendix for definitions of Core and Base Loan Yields Base Loan Yields 4.07% 4.07% 4.25% 4.39% 4.07% 3.94% Core Loan Yields 4.24% 4.20% 4.38% 4.51% 4.14% 4.05%

Well Secured Multifamily and CRE Portfolios with DCR of 1.8x 17 Underwrite Real Estate Loans with a Cap Rate in Mid-5s and Stress Test Each Loan Multifamily Geography 17% 30% 18% 18% 17% Bronx Kings Manhattan Queens Other $2.5B Portfolio • Average loan size: $1.1MM • Average monthly rent of $1,307 vs $2,8391 for the market • Weighted average LTV2 is 46%, only $11MM of loans with an LTV above 75% LTV • Weighted average DCR is ~1.8x3 • Borrowers typically do not sell properties, but refinance to buy more properties • Average loan size: $2.2MM • Weighted average LTV2 is 50%, no loans with an LTV above 75% • Weighted average DCR is ~1.8x3 • Borrowers have ~50% equity • Require primary operating accounts Non-Owner Occupied CRE Geography 9% 18% 17% 22% 8% 7% 10% 3% 6% Bronx Kings Manhattan Queens Other NY Nassau Suffolk NJ CT/Other $1.7B Portfolio 1 CoStar New York Multifamily Market Report, 10-19-2021 2 LTVs are based on value at origination. 3 Based on most recent Annual Loan Review

18 Loans Secured by Real Estate Have an Average LTV of <38% Multifamily .. In market lending .. Review net operating income and the collateral plus the financial resources and income level of the borrower (including experience in managing or owning similar properties) .. ARMs adjust each 5-year period with terms up to 30 years and comprise 81% of the portfolio; prepayment penalties are reset for each 5-year period Commercial Real Estate .. Secured by in market office buildings, hotels/motels, small business facilities, strip shopping centers, and warehouses .. Similar underwriting standards as multifamily .. ARMs adjust each 5-year period with terms up to 30 years and comprise 80% of the portfolio Well Secured and Diversified Real Estate Portfolio Data as of September 30, 2021 59% 11% 7% 8% 4% 6% 3% 2% Multifamily: 59% General Commercial: 11% CRE - Shopping Center: 7% CRE - Strip Mall: 8% CRE - Single Tenant: 4% Office: 6% Industrial: 3% Commercial Special Use: 2% $4.2B Total Portfolio

19 Well Diversified Commercial Business Portfolio Commercial Business .. In market lending .. Annual sales up to $250MM .. Lines of credit and term loans including owner occupied mortgages .. Loans secured by business assets, including account receivables, inventory, equipment and real estate and generally required personal guarantees .. Originations are generally $100,000 to $10MM .. Adjustable rate loans with adjustment periods of five years for owner occupied mortgages and for lines of credit the adjustment period is generally monthly .. Generally not subject to limitations on interest rate increases but have interest rate floors Average loan size of $1MM, excluding PPP1 9% 7% 6% 10% 6% 6% 7% 5% 5% 4% 3% 7% 5% 3% 3% 15% Hotels: 9% Manufacturing: 7% Transportation: 6% Contractor/Construction: 10% Medical: 6% Commercial Wholesaler: 6% Real Estate Management: 7% Finance & Insurance: 5% Retail: 5% Air Carriers & Air Transportation: 4% Professional Services: 3% Theaters: 7% Business Services: 5% Electrical Appartus Wholesaler: 3% Motion Picture and Video Production: 3% Other: 15% $1.4B Total Portfolio Real Estate Collateral $580.4MM Data as of September 30, 2021 1 SBA Payment Protection Program (“PPP”)

Net Charge-offs Significantly Better Than the Industry 20 NCOs / Average Loans 0.06% -0.2% 0.3% 0.8% 1.3% 1.8% 2.3% 2.8% 3.3% 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 2Q21 FFIC Industry 4 basis points of Net Recoveries to Average Loans in 3Q21 1 Note: Includes $11.2MM in taxi medallion write-offs in 2017 and $2.8MM in 2021 for FFIC 1 “Industry” includes FDIC insured institutions from “FDIC Statistics At A Glance” as of June 30, 2021 2 Based on appraised value at origination .. Over two decades and multiple credit cycles, Flushing has a history of better than industry credit quality .. Average LTVs on the Real Estate portfolio is <38%2 – Only $30.1MM of real estate loans (0.5% of loans) with an LTV of 75% or more2

21 Continued Strong Credit Quality Note: Texas Ratio defined as nonperforming assets plus loans 90 or more days past due as a percent of tangible equity and reserves. 1 CECL accounting adopted January 1, 2020 NPAs / Assets Texas Ratio Reserves / Gross Loans & Reserves / NPLs ACL by Loan Segment (3Q21) 0.36% 0.29% 0.24% 0.19% 0.26% 0.25% 2016 2017 2018 2019 2020 3Q21 NPAs / Assets 34.6% LTV on 3Q21 NPAs 0.46% 0.39% 0.38% 0.38% 0.67% 0.55% 103.8% 112.2% 128.9% 164.1% 214.3% 179.9% 2016 2017 2018 2019 2020¹ 3Q21 Reserves / Loans Reserves / NPLs 7.58% 5.84% 4.44% 3.42% 5.75% 4.87% 2016 2017 2018 2019 2020 3Q21 Texas Ratio $2,499 $1,746 $579 $280 $8 $71 $149 $1,295 0.26% 0.33% 0.25% 0.23% 0.24% 1.12% 1.57% Multi-family residential Commercial real estate One-to-four family - mixed-use property One-to-four family - residential Co-operative apartments Construction Small Business Administration Commercial business and other Loan Balance ($MM) Allowance for Credit Losses / Loan Balance

Achieved 8% TCE Target Early; 3.5% Dividend Yield1 22 Share Repurchase Restarted; 51% of 3Q21 Earnings Returned 5% Book Value Per Share Growth YoY TCE Target Achieved Within 1 Year $17.95 $18.63 $19.64 $20.59 $20.11 $21.78 11.79% 11.59% 10.98% 10.95% 9.88% 10.68% 9.00% 9.02% 8.74% 8.73% 8.38% 8.83% 0.00% 5.00% 10.00% 15.00% 20.00% 25.00% 30.00% 35.00% 40.00% $15.00 $16.00 $17.00 $18.00 $19.00 $20.00 $21.00 $22.00 $23.00 2016 2017 2018 2019 2020 3Q21 Book Value Per Share CET1 Ratio Leverage Ratio 1 Calculated using 10/29/21 closing price of $24.02 $20.22 $19.45 $19.99 $20.51 $21.13 8.10% 7.52% 7.60% 7.80% 8.04% 6.90% 7.10% 7.30% 7.50% 7.70% 7.90% 8.10% 8.30% 8.50% 8.70% $15.00 $16.00 $17.00 $18.00 $19.00 $20.00 $21.00 $22.00 3Q20 4Q20 1Q21 2Q21 3Q21 Tangible Book Value Per Share Closed Empire Bancorp Acquisition

23 1 Calculated using 10/29/21 closing price of $24.02 .. Tangible common equity reached 8% target – Capital priorities remain: • Profitably grow the balance sheet • Return dividends to shareholders • Opportunistically repurchase shares .. Low risk business model; 3.5%1 dividend yield – Average LTV on real estate loans totals <38% – Historical strong credit metrics – No changes to underwriting process .. Exceeded through-the-cycle goals (ROAA ≥1% and ROAE ≥10%) – GAAP and Core basis returns were above through- the-cycle goals without the benefit for credit losses .. Anticipated benefit from merger activity in market – Approximately 18% of industry deposits are in our Long Island market – Opportunity to obtain lending business – Availability of lending teams and staff .. Positive loan growth, excluding PPP, expected in 4Q21 and into 2022 – Loan pipeline at record levels – Metropolitan New York economy continues to normalize .. Core Net Interest Income driven more by volume than rate – Expect positive loan growth into 2022 – Continue to manage cost of funds – Stable loan yields Outlook and Key Messages

Appendix

$103 $144 $209 $233 $165 1.93% 1.99% 1.98% 3.02% 4.06% 0 50 100 150 200 250 3Q20 4Q20 1Q21 2Q21 3Q21 PPP Yield 25 PPP: Forgiveness Increases and Should Continue Period End PPP Loans ($MM) $111.6 $151.9 $251.0 $197.3 $130.8 • Lifetime originations and acquisitions of $310MM with a balance of $130.8MM at 3Q21 • Remaining unamortized net fees of $3.2MM • Forgiveness of $66.5MM in 3Q21, $69.2MM in 2Q21, and $24.1MM in 1Q21 • Lifetime forgiveness of $178.5MM • $38.8MM of PPP loans are in the process of forgiveness as of September 30, 2021 • Forgiveness expected to continue in 4Q21 and into 2022 • SBA can take up to 90 days to approve forgiveness Average PPP Loans ($MM) PPP NIM Benefit/(Drag) (0.02)% (0.03)% (0.04)% 0.00% 0.02%

Non-cash Fair Value Adjustments to GAAP Earnings The variance in GAAP and core earnings is partly driven by the impact of non-cash net gains and losses from fair value adjustments. These fair value adjustments relate primarily to swaps designated to protect against rising rates and borrowing carried at fair value under the fair value option. As the swaps get closer to maturity, the volatility in fair value adjustments will dissipate. In a declining interest rate environment, the movement in the curve exaggerates our mark-to-market loss position. In a rising interest rate environment or a steepening of the yield curve, the loss position would experience an improvement. Core Net Income, Core Diluted EPS, Core ROAE, Core ROAA, Core Net Interest Income FTE, Core Net Interest Margin FTE, Base Net Interest Income FTE, Base Net Interest Margin FTE, Core Interest Income and Yield on Total Loans, Base Interest Income and Yield on Total Loans, Core Non-interest Income, Core Non-interest Expense and Tangible Book Value per common share are each non-GAAP measures used in this presentation.A reconciliation to the most directly comparable GAAP financial measures appears below in tabular form. The Company believes that these measures are useful for both investors and management to understand the effects of certain interest and non-interest items and provide an alternative view of the Company's performance over time and in comparison to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per common share is useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total shareholders' equity. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. 26 Reconciliation of GAAP Earnings and Core Earnings

Reconciliation of GAAP Earnings and Core Earnings

(Dollars In thousands, except per share data)	Years Ended					Three Months Ended		Nine Months Ended	
	December 31, 2020	December 31, 2019	December 31, 2018	December 31, 2017	December 31, 2016	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
GAAP income (loss) before income taxes	$ 45,182	$ 53,331	$ 65,485	$ 66,134	$ 106,019	$ 34,812	$ 18,820	$ 86,452	$ 41,304
Day 1, Provision for Credit Losses - Empire transaction	1,818	—	—	—	—	—	—	—	—
Net (gain) loss from fair value adjustments	2,142	5,353	4,122	3,465	3,434	2,289	2,225	7,855	(1,987)
Net (gain) loss on sale of securities	701	15	1,920	186	(1,524)	10	—	(113)	91
Life insurance proceeds	(659)	(462)	(2,998)	(1,405)	(460)	—	—	—	(659)
Net gain on sale or disposition of assets	—	(770)	(1,141)	—	(48,018)	—	—	(621)	—
Net (gain) loss from fair value adjustments on qualifying hedges	1,185	1,678	—	—	—	(194)	(230)	(957)	2,208
Accelerated employee benefits upon Officer's death	—	455	149	—	—	—	—	—	—
Prepayment penalty on borrowings	7,834	—	—	—	10,356	—	—	—	—
Net amortization of purchase accounting adjustments	80	—	—	—	—	(958)	—	(2,165)	—
Merger expense	6,894	1,590	—	—	—	2,096	422	2,579	1,545
Core income before taxes	65,177	61,190	67,537	68,380	69,807	38,055	21,237	93,030	42,502
Provision for income taxes for core income	15,428	13,957	11,960	22,613	25,855	10,226	5,069	25,234	10,537
Core net income	$ 49,749	$ 47,233	$ 55,577	$ 45,767	$ 43,952	$ 27,829	$ 16,168	$ 67,796	$ 31,965
GAAP diluted earnings (loss) per common share	$ 1.18	$ 1.44	$ 1.92	$ 1.41	$ 2.24	$ 0.81	$ 0.50	$ 2.02	$ 1.08
Day 1, Provision for Credit Losses - Empire transaction, net of tax	0.05	—	—	—	—	—	—	—	—
Net (gain) loss from fair value adjustments, net of tax	0.06	0.14	0.10	0.07	0.07	0.05	0.06	0.18	(0.05)
Net (gain) loss on sale of securities, net of tax	0.02	—	0.05	—	(0.03)	—	—	—	—
Life insurance proceeds	(0.02)	(0.02)	(0.10)	(0.05)	(0.02)	—	—	—	(0.02)
Net gain on sale or disposition of assets, net of tax	—	(0.02)	(0.03)	—	(0.95)	—	—	(0.01)	—
Net (gain) loss from fair value adjustments on qualifying hedges, net of tax	0.03	0.05	—	—	—	—	(0.01)	(0.02)	0.06
Accelerated employee benefits upon Officer's death, net of tax	—	0.01	—	—	—	—	—	—	—
Federal tax reform 2017	—	—	—	0.13	—	—	—	—	—
Prepayment penalty on borrowings, net of tax	0.20	—	—	—	0.21	—	—	—	—
Net amortization of purchase accounting adjustments, net of tax	—	—	—	—	—	(0.02)	—	(0.05)	—
Merger expense, net of tax	0.18	0.04	—	—	—	0.05	0.01	0.06	0.04
NYS tax change	—	—	—	—	—	—	—	(0.02)	—
Core diluted earnings per common share[1]	$ 1.70	$ 1.65	$ 1.94	$ 1.57	$ 1.52	$ 0.88	$ 0.56	$ 2.14	$ 1.11
Core net income, as calculated above	$ 49,749	$ 47,233	$ 55,577	$ 45,767	$ 43,952	$ 27,829	$ 16,168	$ 67,796	$ 31,965
Average assets	7,276,022	6,947,881	6,504,598	6,217,746	5,913,534	8,072,918	7,083,028	8,161,121	7,131,850
Average equity	580,067	561,289	534,735	530,300	496,820	659,288	576,512	641,354	570,198
Core return on average assets[2]	0.68 %	0.68 %	0.85 %	0.74 %	0.74 %	1.38 %	0.91 %	1.11 %	0.60 %
Core return on average equity[2]	8.58 %	8.42 %	10.39 %	8.63 %	8.85 %	16.88 %	11.22 %	14.09 %	7.47 %

[1] Core diluted earnings per common share may not foot due to rounding
[2] Ratios are calculated on an annualized basis

FFIC FLUSHING Financial Corporation
27

Reconciliation of GAAP Revenue & Pre-Provision Pre-Tax Net Revenue

(Dollars In thousands)	Years Ended December 31, 2020	Years Ended December 31, 2019	Years Ended December 31, 2018	Years Ended December 31, 2017	Years Ended December 31, 2016	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
GAAP Net interest income	$ 195,199	$ 161,940	$ 167,406	$ 173,107	$ 167,086	$ 63,364	$ 49,924	$ 185,295	$ 139,467
Net (gain) loss from fair value adjustments on qualifying hedges	1,185	1,678	—	—	—	(194)	(230)	(957)	2,208
Net amortization of purchase accounting adjustments	(11)	—	—	—	—	(1,100)	—	(2,587)	—
Core Net interest income	$ 196,373	$ 163,618	$ 167,406	$ 173,107	$ 167,086	$ 62,070	$ 49,694	$ 181,751	$ 141,675
GAAP Non-interest income	$ 11,043	$ 9,471	$ 10,337	$ 10,362	$ 57,536	$ 866	$ 1,351	$ 3,967	$ 12,224
Net (gain) loss from fair value adjustments	2,142	5,353	4,122	3,465	3,434	2,289	2,225	7,855	(1,987)
Net (gain) loss on sale of securities	701	15	1,920	186	(1,524)	10	—	(113)	91
Life insurance proceeds	(659)	(462)	(2,998)	(1,405)	(460)	—	—	—	(659)
Net gain on disposition of assets	—	(770)	(1,141)	—	(48,018)	—	—	(621)	—
Core Non-interest income	$ 13,227	$ 13,607	$ 12,240	$ 12,608	$ 10,968	$ 3,165	$ 3,576	$ 11,088	$ 9,669
GAAP Non-interest expense	$ 137,931	$ 115,269	$ 111,683	$ 107,474	$ 118,603	$ 36,345	$ 29,985	$ 108,515	$ 91,120
Prepayment penalty on borrowings	(7,834)	—	—	—	(10,356)	—	—	—	—
Accelerated employee benefits upon Officer's death	—	(455)	(149)	—	—	—	—	—	—
Net amortization of purchase accounting adjustments	(91)	—	—	—	—	(142)	—	(422)	—
Merger expense	(6,894)	(1,590)	—	—	—	(2,096)	(422)	(2,579)	(1,545)
Core Non-interest expense	$ 123,112	$ 113,224	$ 111,534	$ 107,474	$ 108,247	$ 34,107	$ 29,563	$ 105,514	$ 89,575
Net interest income	$ 195,199	$ 161,940	$ 167,406	$ 173,107	$ 167,086	$ 63,364	$ 49,924	$ 185,295	$ 139,467
Non-interest income	11,043	9,471	10,337	10,362	57,536	866	1,351	3,967	12,224
Non-interest expense	(137,931)	(115,269)	(111,683)	(107,474)	(118,603)	(36,345)	(29,985)	(108,515)	(91,120)
Pre-provision pre-tax net revenue	$ 68,311	$ 56,142	$ 66,060	$ 75,995	$ 106,019	$ 27,885	$ 21,290	$ 80,747	$ 60,571
Core:									
Net interest income	$ 196,373	$ 163,618	$ 167,406	$ 173,107	$ 167,086	$ 62,070	$ 49,694	$ 181,751	$ 141,675
Non-interest income	13,227	13,607	12,240	12,608	10,968	3,165	3,576	11,088	9,669
Non-interest expense	(123,112)	(113,224)	(111,534)	(107,474)	(108,247)	(34,107)	(29,563)	(105,514)	(89,575)
Pre-provision pre-tax net revenue	$ 86,488	$ 64,001	$ 68,112	$ 78,241	$ 69,807	$ 31,128	$ 23,707	$ 87,325	$ 61,769
Efficiency Ratio	58.7 %	63.9 %	62.1 %	57.9 %	59.6 %	52.3 %	55.4 %	54.7 %	59.1 %

Efficiency ratio, a non-GAAP measure, was calculated by dividing non-interest expenses (excluding merger expenses, OREO expense, prepayment penalty on borrowings, the net gain/loss from the sale of OREO and net amortization of purchase accounting adjustment) by the total of net interest income (excluding net gains and loses from fair value adjustments on qualifying hedges and net amortization of purchase accounting adjustments) and non-interest income (excluding life insurance proceeds, net gains and losses from the sale or disposition of securities, assets and fair value adjustments)

FFIC FLUSHING Financial Corporation
28

Reconciliation of GAAP NII & NIM to CORE and Base NII & NIM

(Dollars in thousands)	For the three months ended September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	For the nine months ended September 30, 2021	September 30, 2020
GAAP net interest income	$ 63,364	$ 61,039	$ 60,892	$ 55,732	$ 49,924	$ 185,295	$ 139,467
Net (gain) loss from fair value adjustments on qualifying hedges	(194)	664	(1,427)	(1,023)	(230)	(957)	2,208
Net amortization of purchase accounting adjustments	(1,100)	(565)	(922)	(11)	—	(2,587)	—
Tax equivalent adjustment	113	113	111	114	117	337	394
Core net interest income FTE	$ 62,183	$ 61,251	$ 58,654	$ 54,812	$ 49,811	$ 182,088	$ 142,069
Prepayment penalties received on loans and securities, net of reversals and recoveries of interest from non-accrual loans	(2,136)	(2,046)	(948)	(1,093)	(1,518)	(5,130)	(3,483)
Base net interest income FTE	$ 60,047	$ 59,205	$ 57,706	$ 53,719	$ 48,293	$ 176,958	$ 138,586
Total average interest-earning assets [1]	$ 7,616,332	$ 7,799,176	$ 7,676,833	$ 7,245,147	$ 6,675,896	$ 7,697,229	$ 6,734,979
Core net interest margin FTE	3.27 %	3.14 %	3.06 %	3.03 %	2.98 %	3.15 %	2.81 %
Base net interest margin FTE	3.15 %	3.04 %	3.01 %	2.97 %	2.89 %	3.07 %	2.74 %
GAAP interest income on total loans, net	$ 69,198	$ 67,999	$ 69,021	$ 66,120	$ 60,367	$ 206,218	$ 182,033
Net (gain) loss from fair value adjustments on qualifying hedges	(194)	664	(1,427)	(1,023)	(230)	(957)	2,208
Net amortization of purchase accounting adjustments	(1,126)	(624)	(728)	(356)	—	(2,478)	—
Core interest income on total loans, net	$ 67,878	$ 68,039	$ 66,866	$ 64,741	$ 60,137	$ 202,783	$ 184,241
Prepayment penalties received on loans, net of reversals and recoveries of interest from non-accrual loans	(2,135)	(2,046)	(947)	(1,093)	(1,443)	(5,128)	(3,408)
Base interest income on total loans, net	$ 65,743	$ 65,993	$ 65,919	$ 63,648	$ 58,694	$ 197,655	$ 180,833
Average total loans, net [1]	$ 6,642,434	$ 6,697,103	$ 6,711,446	$ 6,379,429	$ 5,904,051	$ 6,683,412	$ 5,881,858
Core yield on total loans	4.09 %	4.06 %	3.99 %	4.06 %	4.07 %	4.05 %	4.18 %
Base yield on total loans	3.96 %	3.94 %	3.93 %	3.99 %	3.98 %	3.94 %	4.10 %

FFIC FLUSHING Financial Corporation

[1] Excludes purchase accounting average balances for the quarters ended September 30, 2021, June 30, 2021, March 31, 2021, and December 31, 2020 and the nine months ended September 30, 2021

29

30 Calculation of Tangible Stockholders’ Common Equity to Tangible Assets (Dollars in thousands) Total Equity $ 668,096 $ 618,997 $ 579,672 $ 549,464 $ 532,608 $ 513,853 Less: Goodwill (17,636) (17,636) (16,127) (16,127) (16,127) (16,127) Core deposit Intangibles (2,708) (3,172) — — — — Intangible deferred tax liabilities 287 287 292 290 291 389 Tangible Stockholders' Common Equity $ 648,039 $ 598,476 $ 563,837 $ 533,627 $ 516,772 $ 498,115 Total Assets $ 8,077,334 $ 7,976,394 $ 7,017,776 $ 6,834,176 $ 6,299,274 $ 6,058,487 Less: Goodwill (17,636) (17,636) (16,127) (16,127) (16,127) (16,127) Core deposit Intangibles (2,708) (3,172) — — — — Intangible deferred tax liabilities 287 287 292 290 291 389 Tangible Assets $ 8,057,277 $ 7,955,873 $ 7,001,941 $ 6,818,339 $ 6,283,438 $ 6,042,749 Tangible Stockholders' Common Equity to Tangible Assets 8.04% 7.52% 8.05% 7.83% 8.22% 8.24 % September 30, 2021 December 31, December 31, December 31, December 31, December 31, 2016 2017 2018 2019 2020

31 Contact Details Susan K. Cullen SEVP, CFO & Treasurer Phone: (718) 961-5400 Email: scullen@flushingbank.com Al Savastano, CFA Director of Investor Relations Phone: (516) 820-1146 Email: asavastano@flushingbank.com